Exhibit 11
                                                                      ----------
                        Computation of Net Loss Per Share

                                                                     For the Three Months
                                                                       Ended December 31
                                                               ---------------- -----------------
                                                                    1997              1996
                                                                    ----              ----
Net loss                                                            $(851,691)       $ (933,121)
Preferred stock 8% premium                                            (77,243)                 -
Imputed dividend on Series A and Series B
   Preferred Stock                                                   (384,575)                 -
                                                               ---------------- -----------------
Net loss applicable to common shareholders                       $ (1,313,509)       $ (933,121)

                                                               ---------------- -----------------
Weighted average common shares outstanding                           2,881,147         2,755,520
                                                               ================ =================
Net loss per common share                                              $ (.46)           $ (.34)
                                                               ================ =================





                                                                     For the Six Months
                                                                      Ended December 31
                                                               ---------------- -----------------
                                                                    1997              1996
                                                                    ----              ----
Net loss                                                          $(1,764,290)      $(1,690,250)
Preferred stock 8% premium                                           (109,341)                 -
Imputed dividend on Series A and Series B
  Preferred Stock                                                    (623,225)                 -
                                                               ---------------- -----------------
Net loss applicable to common shareholders                       $ (2,496,856)     $ (1,690,250)

                                                               ---------------- -----------------
Weighted average common shares outstanding                           2,836,586         2,745,404
                                                               ================ =================
Net loss per common share                                              $ (.88)           $ (.62)
                                                               ================ =================